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                                                                      EXHIBIT 10

                                SUPPLY AGREEMENT

         This Supply Agreement is made the 27TH day of September 2000, by and between Coast Dental Services, Inc. (the "Purchaser") and edentaldirect.com, Inc. (the "Seller").

         WHEREAS, Purchaser is engaged in the business of managing dental practices and in connection therewith is responsible for providing the dental practices with products and supplies; and

         WHEREAS, Seller is engaged in the distribution and sale of dental products and supplies; and

         WHEREAS, the parties wish to enter into a long-term mutually beneficial relationship with respect to the purchase and sale of dental products, and in consideration of the mutual covenants contained herein, Purchaser and Seller agree as follows:

         1. TERM OF THE AGREEMENT. The initial term of this agreement will commence on the date set forth above and end on April 18, 2006. This agreement shall automatically renew for subsequent periods of 5 years unless earlier terminated by either party on six (6) months written notice.

         2. SCOPE. Seller will supply to Purchaser and all of its affiliates, managed locations and operations, their dental products and supplies needs pursuant to the issuance of purchase orders in accordance with Section 4 hereof. There will initially be no minimum purchase requirements. However, commencing on April 18, 2001 and continuing thereafter for the term of this agreement, Purchaser agrees to place with Seller one hundred percent (100%) of its annual requirements of dental products and supplies. In the event Seller indicates to Purchaser that Seller is unable to provide certain products or supplies to Purchaser within a reasonable period of time, Purchaser may elect to purchase such product or supplies from a third party.

         3. PRICING. The initial prices and price formulas shall be as set forth in the price list between the parties of even date herewith. All prices and/or price formulas shall be adjusted based upon any increases or decreases of products in the general market place. The parties shall meet on a quarterly basis (or such other period as mutually agreed to by the parties) to review proposed pricing adjustments. Seller warrants that it will maintain competitive prices for products and supplies for the term of agreement. In the event the parties are unable to reach an agreement on price adjustments or on the pricing of new products or supplies, the parties agree that either party may submit the dispute to binding arbitration pursuant to Section 16 of this agreement.

         4. PURCHASE ORDERS. Purchase orders will be issued by the Purchaser and subject to the Conditions of Purchase on the reverse side of the Purchase Order unless there is a conflict with the provisions of the Purchase Order. If a conflict exists, the terms of this agreement will take precedence. In addition, Purchase Orders will contain the following data:



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                  (a)      Purchase order number and date.
                  (b)      Location.
                  (c)      FOB point and mode of shipment.
                  (d) Name and address of the person representing Seller and Purchaser.

         5. AGREEMENT ADMINISTRATION. Review meetings will be held on an as-needed basis to mutually evaluate the performance of each of the parties. Areas to be addressed will include, but not be limited to, the following:

                  (a)      Pricing and price formulas.
                  (b)      Information communication quality and accuracy.
                  (c)      Purchase volume/payment history.
                  (d)      Delivery/order lead time performance.
                  (e)      Emergency order handling.
                  (f)      Productivity teams status.
                  (g)      Cost reductions implemented/documented.

         At each review, the performance of each participant will be quantified where applicable. Goals to be achieved before the next review will be mutually established.

         6. SCHEIN SUPPLY AGREEMENT. Purchaser acknowledges that a Supply Agreement dated January 11, 2000 is currently in place between Purchaser and Henry Schein, Inc. and that such Supply Agreement will be terminated by Purchaser effective April 17, 2001.

         7. FORECASTING. Purchaser will provide as much forecasting information as possible to assist Seller in establishing and maintaining adequate stocking and availability levels.

         8. TERMS OF PAYMENT. Payment by Purchaser will be in cash net 60 days and/or 1/2% price reduction for immediate payment in electronic funds or as otherwise mutually agreed to from time to time. Unpaid invoices will accrue interest at the rate of one and one-half percent (1 1/2%) per month.

         9. INVOICING. Invoices will be submitted by Seller to the Purchaser location indicated on Purchase Order. Invoices will reference Purchaser's Purchase Order number and will contain such other information as Purchaser may reasonably request.

         10. SHIPPING TERMS. Price basis and all shipments will be FOB destination, title to said goods to pass to Purchaser upon shipping. Risk of loss in transit lies with the Seller.

         11. CONFIDENTIALITY AGREEMENT. The data and information which has been or may hereafter be furnished to Seller by Purchaser in connection with Seller's supply of products is the property of Purchaser, and has been furnished solely to enable Seller to render service to Purchaser and with the understanding:



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                  (a) that Seller will not use or reproduce such data and
information for any other purpose;

                  (b) that Seller will take all reasonable care to ensure that such data and information is not disclosed to other parties, except to enable such parties to render service to Purchaser provided that in all such cases Seller will require acceptance of this provision by the other party;

                  (c) that Seller will not furnish, disclose, ship, export or re-export, directly or indirectly, any Purchaser furnished data or information and direct products thereof without first receiving the prior written consent of Purchaser; and

                  (d) that upon request Seller will promptly return all such data and information at any time during or after completion of such supply or purchasing services. The foregoing restrictions on disclosure and use of Purchaser's technical information and data will not apply to any technical information and data which:

                           (i) is already in Seller's possession at the time of
first receipt from Purchaser;

                           (ii) is independently developed by Seller's employees
who had not had access to the technical information and data;

                           (iii) is or becomes part of the public domain without
breach of this agreement by Seller; or

                           (iv) is rightfully obtained by Seller from third
persons without restriction or breach of this agreement by Seller.

         The provisions of this Section 11 shall survive termination or expiration of this Agreement.

         12. COMPLETE AGREEMENT. This Agreement, in combination with the purchase orders issued pursuant hereto and all matters expressly incorporated herein by reference, constitutes the entire Agreement between the parties respecting the subject matter hereof, and there are merged herein all prior and preexisting representations and agreements made by and between Purchaser and Seller. This Agreement shall be binding on each party's successors and assigns.

         13. NOTICES. Notices, reports, and other communications made with respect to this agreement will be given in writing, addressed to the parties at the following addresses or such other addresses as may be designated in writing by either party to the other. All notices required to be given hereunder will be effective when delivered by hand, by courier service or when deposited in the United States Mail, with proper prepaid postage for First Class Mail.



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To Purchaser:                       Coast Dental Services, Inc.
                                    2502 North Rocky Point Drive
                                    Suite 1000
                                    Tampa, Florida  33607
                                    Attention:  William Geary

To Seller:                          edentaldirect.com, Inc.
                                    2907 Bay-to-Bay Boulevard
                                    Suite 214
                                    Tampa, Florida  33629
                                    Attention:  Lee Robbins

         14. AMENDMENTS AND WAIVERS. No terms or provisions of this agreement may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such change, waiver, discharge, or termination is sought.

         15. GOVERNING LAW. This Agreement shall be construed in accordance with the substantive laws of the State of Florida.

         16. ARBITRATION. Any dispute or controversy arising out of this Agreement that cannot be settled through negotiation shall be settled by arbitration in accordance with the rules of the AAA, to be held in Tampa, Florida before a single arbitrator and to commence within fifteen (15) days of the appointment of the arbitrator by the AAA. The determination of such arbitrator shall be final and binding.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the date first above written.

                                     COAST DENTAL SERVICES, INC.

                                     By:      /s/ TIM DIASTI
                                        -----------------------------

                                     Its:     CFO
                                         ----------------------------


                                     EDENTALDIRECT.COM, INC.

                                     By:      /s/ LEE ROBBINS
                                        -----------------------------

                                     Its:     VP & CFO
                                         ----------------------------





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